Exhibit 10.2

ASSIGNMENT OF

MASTER CREDIT FACILITY AGREEMENT

AND OTHER LOAN DOCUMENTS

The undersigned (“Assignor”) hereby assigns to Fannie Mae, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States, all right, title and interest of Assignor in and to all of the loan documents (the “Loan Documents”), including but not limited to the Loan Documents listed on Exhibit A hereto, executed in connection with the credit facility (the “Facility”), pursuant to that certain Master Credit Facility Agreement dated as of April 30, 2018 (as the same may be amended, restated or otherwise modified or supplemented from time to time, the “Master Agreement”) by and between (i) Assignor, and (ii) (a) BR METROWEST, LLC, (b) BRG FNMA SHELF 1, LLC, (c) BRG FNMA SHELF 2, LLC, (d) BRG FNMA SHELF 3, LLC, (e) BRG FNMA SHELF 4, LLC, (f) BRG FNMA SHELF 5, LLC, (g) BRG FNMA SHELF 6, LLC, (h) BRG FNMA SHELF 7, LLC, (i) BRG FNMA SHELF 8, LLC, (j) BRG FNMA SHELF 9, LLC, and (k) BRG FNMA SHELF 10, LLC, each a Delaware limited liability company (individually and collectively, “Borrower”), as evidenced by one or more promissory notes entitled Multifamily Note (and any addenda thereto) and secured by various Multifamily Mortgages or Deeds of Trust or Deeds to Secure Debt (and any riders, addenda or exhibits thereto). Fannie Mae does not hereby assume (i) any of the obligations of Lender (once an agreement is made for Lender to make a Future Advance) under the Master Agreement to make Future Advances or (ii) any of the obligations of Lender which are servicing obligations delegated to Lender as servicer of the Advances.

This Assignment is given in connection with, and in consideration of, Fannie Mae’s purchase of one or more Advances made pursuant to the Master Agreement by Assignor to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged.

Capitalized terms and phrases not defined herein shall have the same meaning ascribed to them in the Master Agreement.

This Assignment is effective as of April 30, 2018.

[Remainder of page intentionally left blank.]

Assignment of Master Credit Facility Agreement and Other Loan Documents	Form 6402.MCFA	Page 1
Fannie Mae	06-16	© 2016 Fannie Mae

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed, sealed and delivered.

ASSIGNOR:

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:	/s/ Holly Davis	(SEAL)
Name:	Holly Davis
Title:	Assistant Vice President

Assignment of Master Credit Facility Agreement and Other Loan Documents	Form 6402.MCFA	Page S-1
Fannie Mae	06-16	© 2016 Fannie Mae

EXHIBIT A

*All documents are dated as of April 30, 2018.

1.	Master Credit Facility Agreement by and between Borrower and Assignor.

2.	Guaranty of Non-Recourse Obligations by Bluerock Residential Growth REIT, Inc., a Maryland corporation.

3.	Environmental Indemnity Agreement by Borrower.

4.	Assignment of Management Agreement among Borrower, Assignor, and Carroll Management Group, LLC, a Georgia limited liability company.

5.	Any and all other documents executed now or in the future in connection with the Advances and the Master Credit Facility Agreement.

Assignment of Master Credit Facility Agreement and Other Loan Documents	Form 6402.MCFA	Page A-1
Fannie Mae	06-16	© 2016 Fannie Mae